UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On December 6, 2015, Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation, the Company and, solely for purposes of Article IX of the Merger Agreement,  JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands.

This Schedule 14A filing consists of the following frequently asked questions (“FAQs”) regarding the treatment of outstanding equity compensation awards in connection with the consummation of the transactions contemplated by the Merger Agreement, which FAQs were circulated to the Company’s employees on February 8, 2016.  These FAQs were revised subsequent to the Company’s original filing of these FAQs with the Securities and Exchange Commission on February 8, 2016 but prior to their distribution to the Company’s employees to clarify the payment mechanics for equity awards of the Company.

FAQs

Restricted Stock Unit (RSU) Questions

What happens to my vested Keurig RSUs in connection with the merger?

Any Keurig RSUs that vest prior to the closing of the merger will be settled in shares of Keurig common stock by their terms and will be treated like other shares of Keurig common stock in the merger. JAB will pay $92.00 in cash, without interest, per share of Keurig common stock subject to applicable tax withholding.

What happens to my outstanding and unvested Keurig RSUs in connection with the merger?

All outstanding and unvested Keurig RSUs will become fully vested immediately prior to the effective time of the merger, and promptly following the effective of the merger you will receive $92.00 per share subject to the RSUs, without interest and subject to applicable tax withholding.  This payment will be made to you through Keurig’s payroll process.

Performance Stock Unit (PSU) Questions

What happens to my vested Keurig PSUs in connection with the merger?

Any Keurig PSUs that vest prior to the closing of the merger will be settled in shares of Keurig common stock by their terms and will be treated like other shares of Keurig common stock in the merger. JAB will pay $92.00 in cash, without interest, per share of Keurig common stock.

What happens to my outstanding and unvested Keurig PSUs in connection with the merger?

All outstanding and unvested Keurig PSUs will become fully vested immediately prior to the effective time of the merger, and promptly following the effective time of the of the merger you will receive $92.00 per share subject to the PSUs, without interest and subject to applicable tax withholding. This payment will be made to you through Keurig’s payroll process. The total number of shares subject to PSUs with a performance period ending prior to the closing of the merger will be based on actual performance through the end of such performance period. The total number of shares subject to PSUs with a performance period not ending prior to the closing of the merger will be equal to 100% of the target level set for such PSU.

Deferred Cash Award Questions

What happens to my outstanding and unvested Keurig deferred cash awards in connection with the merger?

All outstanding and unvested Keurig deferred cash awards will become fully vested immediately prior to the effective time of the merger, and promptly following the effective time of the merger you will receive a payment in cash according to the terms of your award agreement. This payment will be made to you through Keurig’s payroll process.

Important Additional Information

These FAQs are for informational purposes only.  For additional information about the merger, please see the proxy statement filed with the Securities and Exchange Commission on Schedule 14A (http://www.sec.gov/Archives/edgar/data/909954/000104746916009650/0001047469-16-009650-index.htm), as the same may be supplemented from time to time.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Keurig Green Mountain, Inc. (the “Company”) or the solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving the Company, Acorn Holdings B.V. and Maple Holdings Acquisition Corp.  The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company filed a definitive proxy statement with the SEC on January 12, 2016 and intends to file further relevant materials with the SEC.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015 and amended January 22, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary and definitive proxy statements and may be available in other relevant materials to be filed with the SEC when they become available.